Exhibit 99

FOR RELEASE –– JANUARY 27, 2015

Corning Announces Fourth-Quarter and Full-Year Financial Performance

Company achieves $10 billion* in core sales milestone;
Annual core EPS grows 24%

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the fourth quarter and full year of 2014.

Fourth-Quarter Highlights
•
Core earnings per share were $0.45*, a 55% increase over last year’s fourth quarter. These results were better than anticipated and completed the company’s ninth consecutive quarter of year-over-year core earnings growth. GAAP earnings per share were $0.70.

•	Core sales were $2.6 billion*, a 30% increase from the comparable period last year. GAAP sales were $2.4 billion.
•	In the Display Technologies segment, LCD glass volume remained strong as retail demand for large screen TVs continued.
•	All of Corning’s business segments delivered year-over-year quarterly sales gains.

Full-Year Highlights
•	Core sales were $10.2 billion*, a 29% increase from $7.9 billion last year, marking a record year in sales performance for the company. GAAP sales were $9.7 billion.
•	Core earnings per share were $1.53*, a 24% year-over-year improvement compared with last year’s full-year EPS of $1.23*. GAAP earnings per share were $1.73.
•	The very successful integration of Corning Precision Materials Co., Ltd. resulted in pretax synergies of greater than $100 million, which exceeded the company’s original expectations.

Fourth-Quarter Financial Comparisons
(In millions, except percentages and per-share amounts)

	Core Performance*
	Q4 2014	Q4 2013	% Change
Core Net Sales	$2,602	$2,005	30%
Core Equity Earnings	$116	$121	(4)%
Core Earnings	$630	$410	54%
Core EPS	$0.45	$0.29	55%
	GAAP
	Q4 2014	Q4 2013	% Change
Net Sales	$2,404	$1,956	23%
Equity Earnings	$23	$70	(67)%
Net Income	$988	$421	135%
EPS	$0.70	$0.30	133%

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces Fourth-Quarter and Full-Year Financial Performance
Page Two

Full-Year Financial Comparisons

	Core Performance*
	2014	2013	% Change
Core Net Sales	$10,217	$7,948	29%
Core Equity Earnings	$ 311	$ 595	(48)%
Core Earnings	$ 2,185	$1,797	22%
Core EPS	$ 1.53	$ 1.23	24%

	GAAP
	2014	2013	% Change
Net Sales	$9,715	$7,819	24%
Equity Earnings	$ 266	$ 547	(51)%
Net Income	$2,472	$1,961	26%
EPS	$ 1.73	$ 1.34	29%

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

“2014 was one of the strongest years in Corning’s history,” Wendell P. Weeks, chairman, chief executive officer and president, remarked. “Our sales exceeded $10 billion* for the first time in the company’s history, with 29% core sales growth, and 22% core earnings improvement from a year ago. We have now produced two full years of quarterly year-over-year earnings growth.

“We started the year with a clear priority to grow sales and earnings. We achieved this with outstanding growth in our Optical Communications and Environmental Technologies segments, and a very successful integration of Corning Precision Materials. We also introduced several new technology innovations in 2014, highlighted by Corning® Gorilla® Glass 4, which launched in November.

“We continued to deliver on our commitment to return cash to shareholders with the 20% increase in the company’s stock dividend and the additional $1.5 billion share repurchase program that was announced in December.”

Fourth-Quarter Segment Results
Core sales in the Display Technologies segment were $1.1 billion*, a 69% increase from $665 million* in last year’s fourth quarter, driven by the Corning Precision Materials acquisition. Core earnings for the quarter increased 26% on a year-over-year basis. Sustained retail demand for larger LCD television sizes drove stronger-than-expected glass volume in the quarter, while glass pricing declined less than in the third quarter, continuing a trend of moderating declines.

Optical Communications segment core sales were $676 million*, a 12% increase from last year’s fourth quarter. The fourth-quarter performance was better than expected, driven primarily by strength in North American Fiber-to-the-Home sales. Fourth-quarter core earnings were $59 million* in the segment, up 64% year over year.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces Fourth-Quarter and Full-Year Financial Performance
Page Three

Environmental Technologies segment core sales were $250 million*, a 5% year-over-year increase from $238 million* in the comparable period. Global demand for Corning’s light-duty and heavy-duty emissions products remained strong. Core earnings were $40 million*, an increase of 5% on a year-over-year basis.

Core sales in the Specialty Materials segment were $319 million*, a 12% increase year over year and stronger than the company anticipated. Fourth-quarter core earnings of $34 million* decreased 13% on a year-over-year basis. Without the write-off of a customer receivable, core earnings would have been up 8%. Corning introduced Gorilla Glass 4 in the fourth quarter amid strong consumer and manufacturer interest in improved mobile device screen-breakage resistance. Gorilla Glass 4 delivers up to two times improved breakage performance over competitive glass products.

Corning’s Life Sciences segment core sales were $215 million*, increasing slightly from the $210 million* a year ago, and core earnings were $22 million*. The company’s core equity earnings from Dow Corning Corporation were strong at $111 million*.

In the fourth quarter, Corning announced a new $1.5 billion share repurchase program to be completed by the end of 2016, and a 20% increase in its quarterly stock dividend beginning in the first quarter of 2015. Corning ended the fourth quarter and full year with $6.1 billion in cash and short-term investments.

Financial Reporting Matters
“Corning will be using a Japanese yen-to-U.S. dollar exchange rate of 99 in its core performance measures reporting in 2015,” James B. Flaws, vice chairman and chief financial officer, said. “We adopted the use of constant currency reporting as a supplement to GAAP in early 2013 when the Japanese yen began a significant weakening trend relative to the U.S. dollar. We believe the constant exchange core-performance measures aid our investors in understanding our results.

“We used a 93 yen-to-dollar rate for core reporting in 2013 and 2014, which was aligned with our hedge rates. We have entered into new hedges at a rate of 99 yen-to-dollar, so we think the constant yen rate of 99 is appropriate for 2015. Our new hedges extend through 2017, so we anticipate using this rate for three years.

“The majority of our analysts have already converted their models to the 99 rate. We will be providing a recast of 2014 and 2013 results to the 99 rate in a Form 8-K to be furnished today. There are some nuances on recasting from a 93 to 99 rate, so our Investor Relations staff will be available to help investors update their models.”

Flaws also noted that Corning’s capital spending for 2014 was $1.1 billion. “We anticipate 2015 capital spending to be in the $1.3 to $1.4 billion range,” he said. He also confirmed that the company has begun repurchasing shares under its new $1.5 billion authorization.

Looking Forward
“We are entering 2015 with momentum. We are expecting sales growth again this year in Optical Communications and Environmental Technologies. And we anticipate that growing demand for Gorilla Glass will improve the Specialty Materials segment results,” Flaws remarked.

“We expect that another strong year of manufacturing process improvements and cost reductions, in combination with sales growth, will deliver overall earnings growth for Corning this year,” he noted.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces Fourth-Quarter and Full-Year Financial Performance
Page Four

In the first quarter, Corning anticipates LCD glass volume in its Display Technologies segment will be consistent to down slightly on a sequential basis, following a very strong fourth-quarter performance. This is in line with normal seasonality in the business. Quarterly glass price declines are expected to be moderate again.

Optical Communications segment first-quarter core sales are expected to increase by more than 10 percent on a year-over-year basis, as the segment continues its strong overall performance. In the Environmental Technologies segment, core sales are anticipated to be consistent year over year. First-quarter sales for Corning’s Life Sciences segment should be comparable to last year’s first quarter.

Specialty Materials segment sales are expected to increase by approximately 10 percent versus last year’s first-quarter performance, the result of increased Gorilla Glass demand for products launched in the third and fourth quarters of 2014.

Upcoming Investor Events
Corning will host investors and provide more information on its 2015 outlook at its annual investor meeting in New York on Friday, Feb. 6 beginning at 8 a.m. ET at Cipriani Wall Street at 55 Wall Street. Attendees can register online at the company’s investor relations website. Investors will hear presentations from the company’s chairman and chief executive officer, Corning business leaders, and the vice chairman and chief financial officer.

Also, company executives will be presenting at the Goldman Sachs Technology Conference in San Francisco on Tuesday, Feb. 10; the SIG Semi, Storage & Technology Summit in New York on Tuesday, Feb. 24; and the Morgan Stanley Technology, Media & Telecom Conference in San Francisco on Tuesday, Mar. 3.

Fourth-Quarter Conference Call Information
The company will host a fourth-quarter conference call on Tuesday, Jan. 27, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1059 or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click “Investor Events” on the left. A replay will be available beginning at 11 a.m. ET and will run through 5 p.m. ET, Tuesday, Feb. 10. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 349651. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces Fourth-Quarter and Full-Year Financial Performance
Page Five

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Net sales	$2,404	$1,956	$9,715	$7,819
Cost of sales	1,408	1,186	5,663	4,495

Gross margin	996	770	4,052	3,324

Operating expenses:
Selling, general and administrative expenses	242	332	1,211	1,126
Research, development and engineering expenses	210	169	815	710
Amortization of purchased intangibles	8	8	33	31
Restructuring, impairment and other charges	20	71	71	67
Asbestos litigation charge	(20)	6	(9)	19

Operating income	536	184	1,931	1,371

Equity in earnings of affiliated companies	23	70	266	547
Interest income	5	3	26	8
Interest expense	(32)	(28)	(123)	(120)
Transaction-related gain, net			74
Other income, net	805	338	1,394	667

Income before income taxes	1,337	567	3,568	2,473
Provision for income taxes	(349)	(146)	(1,096)	(512)

Net income attributable to Corning Incorporated	$988	$421	$2,472	$1,961

Earnings per common share attributable to Corning Incorporated:
Basic	$0.76	$0.30	$1.82	$1.35
Diluted	$0.70	$0.30	$1.73	$1.34
Dividends declared per common share	$0.22	$0.10	$0.52	$0.39

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	December 31,
	2014	2013
Assets

Current assets:
Cash and cash equivalents	$5,309	$4,704
Short-term investments, at fair value	759	531
Total cash, cash equivalents and short-term investments	6,068	5,235
Trade accounts receivable, net of doubtful accounts and allowances	1,501	1,253
Inventories	1,322	1,270
Deferred income taxes	248	278
Other current assets	1,099	855
Total current assets	10,238	8,891

Investments	1,801	5,537
Property, net of accumulated depreciation	12,766	9,801
Goodwill, net	1,150	1,002
Other intangible assets, net	497	540
Deferred income taxes	1,889	2,234
Other assets	1,722	473

Total Assets	$30,063	$28,478

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$36	$21
Accounts payable	997	771
Other accrued liabilities	1,291	954
Total current liabilities	2,324	1,746

Long-term debt	3,227	3,272
Postretirement benefits other than pensions	814	766
Other liabilities	2,046	1,483
Total liabilities	8,411	7,267

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,672 million and 1,661 million	836	831
Additional paid-in capital – common stock	13,456	13,066
Retained earnings	13,021	11,320
Treasury stock, at cost; shares held: 398 million and 262 million	(6,727)	(4,099)
Accumulated other comprehensive (loss) income	(1,307)	44
Total Corning Incorporated shareholders’ equity	21,579	21,162
Noncontrolling interests	73	49
Total equity	21,652	21,211

Total Liabilities and Equity	$30,063	$28,478

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)
CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net income	$988	$421	$2,472	$1,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	290	241	1,167	971
Amortization of purchased intangibles	8	8	33	31
Restructuring, impairment and other charges	20	71	71	67
Stock compensation charges	11	14	58	54
Equity in earnings of affiliated companies	(23)	(70)	(266)	(547)
Dividends received from affiliated companies	31	409	1,704	630
Deferred tax provision	198	48	612	189
Restructuring payments	(9)	(5)	(39)	(35)
Employee benefit payments (in excess of) less than expense	(47)	18	(52)	52
Gains on translated earnings contracts	(769)	(230)	(1,369)	(435)
Unrealized translation losses (gains) on transactions	192	(9)	431	96
Contingent consideration fair value adjustment	(172)		(249)
Changes in certain working capital items:
Trade accounts receivable	47	110	(16)	(29)
Inventories	(25)	(9)	2	(247)
Other current assets	(33)	20	(16)	34
Accounts payable and other current liabilities	336	255	(3)	(23)
Other, net	69	(8)	169	18
Net cash provided by operating activities	1,112	1,284	4,709	2,787

Cash Flows from Investing Activities:
Capital expenditures	(336)	(337)	(1,076)	(1,019)
Acquisitions of businesses, net of cash received		(2)	66	(68)
Investments in unconsolidated entities		(507)	(109)	(526)
Proceeds from loan repayments from unconsolidated entities	8	4	23	8
Short-term investments – acquisitions	(228)	(223)	(1,398)	(1,406)
Short-term investments – liquidations	213	577	1,167	2,026
Premium on purchased collars				(107)
Realized gains on translated earning contracts	135	54	361	87
Other, net	(1)	5	4	1
Net cash used in investing activities	(209)	(429)	(962)	(1,004)

Cash Flows from Financing Activities:
Retirements of long-term debt, net				(498)
Net repayments of short-term borrowings and current portion of long-term debt	(2)	(2)	(52)	(71)
Proceeds from issuance of long-term debt, net		248		248
Proceeds from issuance of short-term debt, net	7		29
Payments from issuance of commercial paper	(424)
Proceeds from the settlement of interest rate swap agreements		33		33
Principal payments under capital lease obligations	(5)	(5)	(6)	(7)
Proceeds from issuance of preferred stock (1)			400
Proceeds received for asset financing and related incentives, net	1	194	1	276
Payments to acquire noncontrolling interest				(47)
Proceeds from the exercise of stock options	18	31	116	85
Repurchases of common stock for treasury	(183)	(1,075)	(2,483)	(1,516)
Dividends paid	(152)	(140)	(591)	(566)
Net cash used in financing activities	(740)	(716)	(2,586)	(2,063)
Effect of exchange rates on cash	(207)	5	(556)	(4)
Net (decrease) increase in cash and cash equivalents	(44)	144	605	(284)
Cash and cash equivalents at beginning of period	5,353	4,560	4,704	4,988

Cash and cash equivalents at end of period	$5,309	$4,704	$5,309	$4,704

(1)
In the first quarter of 2014, Corning issued 1,900 shares of Preferred Stock to Samsung Display Co., Ltd. in connection with the acquisition of their equity interests in Samsung Corning Precision Materials Co., Ltd..  Corning also issued to Samsung Display an additional amount of Preferred Stock at closing, for an issue price of $400 million in cash.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net income attributable to Corning Incorporated	$988	$421	$2,472	$1,961
Less: Series A convertible preferred stock dividend	24		94
Net income available to common stockholders - basic	964	421	2,378	1,961
Plus: Series A convertible preferred stock dividend	24		94
Net income available to common stockholders - diluted	$988	$421	$2,472	$1,961

Weighted-average common shares outstanding - basic	1,276	1,414	1,305	1,452
Effect of dilutive securities:
Stock options and other dilutive securities	11	10	12	10
Series A convertible preferred stock dividend	115		110
Weighted-average common shares outstanding - diluted	1,402	1,424	1,427	1,462
Basic earnings per common share	$0.76	$0.30	$1.82	$1.35
Diluted earnings per common share	$0.70	$0.30	$1.73	$1.34

© 2015 Corning Incorporated. All Rights Reserved.

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Core earnings attributable to Corning Incorporated	$630	$410	$2,185	$1,797
Less: Series A convertible preferred stock dividend	24		94
Core earnings available to common stockholders - basic	606	410	2,091	1,797
Add: Series A convertible preferred stock dividend	24		94
Core earnings available to common stockholders - diluted	$630	$410	$2,185	$1,797

Weighted-average common shares outstanding - basic	1,276	1,414	1,305	1,452
Effect of dilutive securities:
Stock options and other dilutive securities	11	10	12	10
Series A convertible preferred stock	115		110
Weighted-average common shares outstanding - diluted	1,402	1,424	1,427	1,462
Core basic earnings per common share	$0.47	$0.29	$1.60	$1.24
Core diluted earnings per common share	$0.45	$0.29	$1.53	$1.23

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen and Korean won, the impact of the purchased and zero cost collars, average forward contracts and other yen-related transactions, acquisition-related costs, the 2013 results of the polysilicon business of our equity affiliate Dow Corning Corporation, discrete tax items, restructuring and restructuring-related charges, certain litigation and regulatory expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management discussion and analysis on our reportable segments has also been adjusted for these items.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.  Further explanation of the Company’s reconciliation of these non-GAAP financial measures is included at the end of this document.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended December 31, 2014
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$2,404	$23	$1,337	$988	26.1%	$0.70
Constant-yen (1)	198		162	118		0.09
Constant-won (1)			3	2
Purchased collars and average forward contracts (2)			(769)	(510)		(0.36)
Acquisition-related costs (4)			8	5
Discrete tax items and other tax-related adjustments (5)				42		0.03
Litigation, regulatory and other legal matters (6)			(13)	(9)		(0.01)
Restructuring, impairment and other charges (7)			23	15		0.01
Liquidation of subsidiary (8)
Equity in earnings of affiliated companies (9)		93	93	86		0.06
Contingent consideration fair value adjustment (10)			(172)	(134)		(0.10)
Other items related to the Acquisition of Samsung Corning Precision Materials (10)			3	3
Pension mark-to-market adjustment (11)			29	24		0.02

Core performance measures	$2,602	$116	$704	$630	10.5%	$0.45

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended December 31, 2013
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$1,956	$70	$567	$421	25.7%	$0.30
Constant-yen (1)	49	14	46	38		0.03
Purchased collars and average rate forwards (2)			(228)	(149)		(0.10)
Other yen-related transactions (2)			(28)	(20)		(0.01)
Hemlock Semiconductor operating results (3)		(27)	(27)	(26)		(0.02)
Acquisition-related costs (4)			18	15		0.01
Discrete tax items and other tax-related adjustments (5)				6
Litigation, regulatory and other legal matters (6)			6	4
Restructuring, impairment and other charges (7)			67	46		0.03
Equity in earnings of affiliated companies (9)		64	64	64		0.04
Pension mark-to-market adjustment (11)			11	9		0.01
Other			4	2

Core performance measures	$2,005	$121	$500	$410	18.0%	$0.29

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2014
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$9,715	$266	$3,568	$2,472	30.7%	$1.73
Constant-yen (1)	502	2	419	306		0.22
Constant-won (1)			37	26		0.02
Purchased collars and average forward contracts (2)			(1,369)	(916)		(0.64)
Acquisition-related costs (4)			74	57		0.04
Discrete tax items and other tax-related adjustments (5)				240		0.17
Litigation, regulatory and other legal matters (6)			(1)	(2)
Restructuring, impairment and other charges (7)			86	66		0.05
Liquidation of subsidiary (8)				(3)
Equity in earnings of affiliated companies (9)		43	43	38		0.03
Gain on previously held equity investment (10)			(394)	(292)		(0.20)
Settlement of pre-existing contract (10)			320	320		0.22
Contingent consideration fair value adjustment (10)			(249)	(194)		(0.14)
Post-combination expenses (10)			72	55		0.04
Other items related to the Acquisition of Samsung Corning Precision Materials (10)			(10)	(12)		(0.01)
Pension mark-to-market adjustment (11)			29	24		0.02

Core performance measures	$10,217	$311	$2,625	$2,185	16.8%	$1.53

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Year Ended December 31, 2013
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$7,819	$547	$2,473	$1,961	20.7%	$1.34
Constant-yen (1)	129	36	122	96		0.07
Purchased collars and average rate forwards (2)			(435)	(287)		(0.20)
Other yen-related transactions (2)			(99)	(69)		(0.05)
Hemlock Semiconductor operating results (3)		(31)	(31)	(30)		(0.02)
Hemlock Semiconductor non-operating results (3)		1	1	1
Acquisition-related costs (4)			54	40		0.03
Discrete tax items and other tax-related adjustments (5)				9		0.01
Litigation, regulatory and other legal matters (6)			19	13		0.01
Restructuring, impairment and other charges (7)			67	46		0.03
Equity in earnings of affiliated companies (9)		42	42	44		0.02
Pension mark-to-market adjustment (11)			(30)	(17)		(0.01)
Gain on change in control of equity investment (12)			(17)	(12)		(0.01)
Other			4	2

Core performance measures	$7,948	$595	$2,170	$1,797	17.2%	$1.23

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended December 31, 2014			Three months ended December 31, 2013			% Increase/decrease
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income

As reported	$926	$(4)	$491	$616	$43	$263	50%	(109)%	87%
Constant-yen (1)	196	1	126	49	14	39
Constant-won (1)			2
Purchased collars (2)			(118)			(37)
Other yen-related transaction (2)						(19)
Acquisition related costs (4)						8
Discrete tax items and other tax-related adjustments (5)						10
Restructuring, impairment and other charges (7)			9			6
Equity in earnings of affiliated companies (9)					28	28
Contingent consideration fair value adjustment (10)			(134)
Other items related to the Acquisition of Samsung Corning Precision Materials (10)	1
Pension mark-to-market adjustment (11)			2			1

Core performance measures	$1,123	$(3)	$378	$665	$85	$299	69%	(104)%	26%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Years Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2014			Year ended December 31, 2013			% Increase/decrease
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income

As reported	$3,851	$(20)	$1,369	$2,545	$357	$1,267	51%	(106)%	8%
Constant-yen (1)	502	3	316	129	35	99
Constant-won (1)			27
Purchased collars (2)			(290)			(90)
Other yen-related transaction (2)						(67)
Acquisition related costs (4)			37			8
Discrete tax items and other tax-related adjustments (5)			4			10
Restructuring, impairment and other charges (7)			40			6
Equity in earnings of affiliated companies (9)		7	6		28	28
Contingent consideration fair value adjustment (10)			(194)
Other items related to the Acquisition of Samsung Corning Precision Materials (10)	1		73
Pension mark-to-market adjustment (11)			2			(8)

Core performance measures	$4,354	$(10)	$1,390	$2,674	$420	$1,253	63%	(102)%	11%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended December 31, 2014		Three months ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$676	$49	$605	$26	12%	88%
Acquisition-related costs (4)		(8)		2
Restructuring, impairment and other charges (7)		5		8
Pension mark-to-market adjustment (11)		13

Core performance measures	$676	$59	$605	$36	12%	64%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Years Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2014		Year ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$2,652	$205	$2,326	$199	14%	3%
Acquisition-related costs (4)		(2)		9
Restructuring, impairment and other charges (7)		17		8
Liquidation of subsidiary (8)		(2)
Pension mark-to-market adjustment (11)		13		(9)
Gain on change in control of equity investment (12)				(11)

Core performance measures	$2,652	$231	$2,326	$196	14%	18%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended December 31, 2014		Three months ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$250	$35	$238	$37	5%	(5)%
Restructuring, impairment and other charges (7)				1
Pension mark-to-market adjustment (11)		5

Core performance measures	$250	$40	$238	$38	5%	5%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Years Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2014		Year ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$1,092	$182	$919	$132	19%	38%
Restructuring, impairment and other charges (7)				1
Pension mark-to-market adjustment (11)		5		(3)

Core performance measures	$1,092	$187	$919	$130	19%	44%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended December 31, 2014		Three months ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$319	$31	$285	$25	12%	24%
Constant-yen (1)		(3)		(1)
Other yen-related transactions (2)				(1)
Purchased collars (2)		5		2
Acquisition-related costs (4)				1
Restructuring, impairment and other charges (7)		1		12
Pension mark-to-market adjustment (11)				1

Core performance measures	$319	$34	$285	$39	12%	(13)%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Years Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2014		Year ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$1,205	$144	$1,170	$187	3%	(23)%
Constant-yen (1)		(7)		(2)
Purchased collars (2)		14
Acquisition-related costs (4)		(1)		1
Restructuring, impairment and other charges (7)		12		12
Pension mark-to-market adjustment (11)				(2)

Core performance measures	$1,205	$162	$1,170	$196	3%	(17)%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended December 31, 2014		Three months ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$215	$17	$210	$14	2%	21%
Acquisition-related costs (4)		3		4
Restructuring, impairment and other charges (7)		2		3

Core performance measures	$215	$22	$210	$21	2%	5%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Years Ended December 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Year ended December 31, 2014		Year ended December 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$862	$71	$851	$71	1%	0%
Acquisition-related costs (4)		14		21
Restructuring, impairment and other charges (7)		2		3
Pension mark-to-market adjustment (11)				(3)

Core performance measures	$862	$87	$851	$92	1%	(5)%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended December 31, 2014 and 2013
(Unaudited; amounts in millions)

	Equity Earnings
	Three months ended December 31, 2014	Three months ended December 31, 2013

As reported	$18	$59
Equity in earnings of affiliated companies (9)	93
Hemlock semiconductor operating results (9)		(1)
Hemlock semiconductor non-operating results (9)		(27)

Core performance measures	$111	$31

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Years ended December 31, 2014 and 2013
(Unaudited; amounts in millions)

	Equity Earnings
	Year ended December 31, 2014	Year ended December 31, 2013

As reported	$252	$196
Equity in earnings of affiliated companies (9)	35	(19)
Hemlock semiconductor operating results (9)		(31)
Hemlock semiconductor non-operating results (9)		(1)

Core performance measures	$287	$145

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended December 31, 2014 and 2013
(Unaudited; amounts in millions)

	Three months ended December 31, 2014				Three months ended December 31, 2013
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses

As reported	$996	41%	$242	$210	$770	39%	$332	$169
Constant-yen (1)	162				33
Constant-won (1)	2
Other yen-related transactions (2)					(9)
Acquisition-related costs (4)			16				(10)
Litigation, regulatory and other legal matters (6)			(22)
Contingent consideration fair value adjustment (10)			172
Pension mark-to-market adjustment (11)	2		(28)	(1)			(11)

Core performance measures	$1,162	45%	$380	$209	$794	40%	$311	$169

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Years Ended December 31, 2014 and 2013
(Unaudited; amounts in millions)

	Year ended December 31, 2014				Year ended December 31, 2013
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses

As reported	$4,052	42%	$1,211	$815	$3,324	43%	$1,126	$710
Constant-yen (1)	420				87
Constant-won (1)	28		(2)	(2)
Other yen-related transactions (2)					(32)
Acquisition-related costs (4)	30		(3)		12		(13)
Litigation, regulatory and other legal matters (6)			(22)
Restructuring, impairment and other charges (7)	25		16
Contingent consideration fair value adjustment (10)			249
Post-combination expenses (10)			(72)
Other items related to the Acquisition of Samsung Corning Precision Materials (10)	14
Pension mark-to-market adjustment (11)	2		(28)	(1)	(24)			7

Core performance measures	$4,571	45%	$1,349	$812	$3,367	42%	$1,113	$717

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months and Year Ended December 31, 2014
(Unaudited; amounts in millions)

	Three months ended December 31, 2014	Year ended December 31, 2014

Cash flows from operating activities	$1,112	$4,709

Less: Cash flows from investing activities	(209)	(962)

Plus: Short-term investments – acquisitions	228	1,398

Less: Short-term investments – liquidations	(213)	(1,167)

Free cash flow	$918	$3,978

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Core net sales, Core equity earnings of affiliated companies, Core income before income taxes, Core earnings, Core earnings per share, Core gross margin and Core gross margin percentage and Core selling, general and administrative expenses are adjusted to exclude the impacts of changes in the Japanese yen, the impact of the purchased collars, average forward contracts and other yen-related transactions, acquisition-related costs, the 2013 results of the polysilicon business of our equity affiliate Dow Corning Corporation, discrete tax items, restructuring and restructuring-related charges, certain litigation and regulatory expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.

The following is an explanation of each adjustment that management excluded as part of these non-GAAP financial measures as well as reasons for excluding each item:

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of December 31, 2014, we used an internally derived management rate of ¥93, which is aligned to our yen portfolio of purchased collars, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Following the Acquisition of Samsung Corning Precision Materials and because a significant portion of Samsung Corning Precision Materials’(now Corning Precision Materials) costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of 1,100, which is consistent with historical prior period averages of the won.  We have not recast prior periods presented as the impact is not material to Corning in those periods.

(2)
Purchased and zero cost collars, average forward contracts and other yen-related transactions:  We have excluded the impact of our yen-denominated purchased collars, average forward contracts, and other yen-related transactions for each period presented.  Additionally, we are also excluding the impact of our portfolio of Korean won-denominated zero cost collars which we entered into in the second quarter of 2014. By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-currency adjustments, we have materially mitigated the impact of changes in the Japanese yen and Korean won.

© 2015 Corning Incorporated. All Rights Reserved.

(3)
Results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor: In 2013, we excluded the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings beginning in 2012.  These events were primarily driven by the macro-economic environment.  Specifically, the negative impact of the determination by the Chinese Ministry of Commerce (“MOFCOM”), which imposed provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock Semiconductor customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.  Beginning in 2014, due to the stabilization of the polycrystalline silicon industry, we will no longer exclude the operating results of Hemlock Semiconductor from core performance measures.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)
Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments, including an out of period adjustment in 2014.  This item also includes the income tax effects of adjusting from GAAP earnings to core earnings.

(6)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and the settlement of litigation related to a small acquisition.

(7)	Restructuring, impairment and other charges. This amount includes restructuring, impairment and other charges, as well as other expenses and disposal costs not classified as restructuring expense.
(8)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.
(9)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(10)
Impacts from the Acquisition of Samsung Corning Precision Materials: Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the Acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

(11)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.  In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized.  Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year.  Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants.  Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.

(12)
Gain on change in control of equity investment:  Gain as a result of certain changes to the shareholder agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment.

(13)
Loss on repurchase of debt:  In 2012, Corning recorded a loss on the repurchase of $13 million of our 8.875% senior unsecured notes due 2021, $11 million of our 8.875% senior unsecured notes due 2016, and $51 million of our 6.75% senior unsecured notes due 2013.

(14)	Accumulated other comprehensive income: In 2012, Corning recorded a translation capital gain on the liquidation of a foreign subsidiary.

© 2015 Corning Incorporated. All Rights Reserved.